                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Subsection 240.14a-11(c) or Subsection 240.14a-12

                        PVF CAPITAL CORP.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

                        PVF CAPITAL CORP.
----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11:
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                      September 19, 1997






Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders of PVF Capital Corp. (the "Company") to be held at the Cleveland
Marriott East, 3663 Park East Drive, Beachwood, Ohio on Monday,
October 20, 1997 at 10:00 a.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of KPMG Peat Marwick LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

         ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                Sincerely,

                                /s/ John R. Male

                                John R. Male
                                President

________________________________________________________________
                        PVF CAPITAL CORP.
                   2618 N. MORELAND BOULEVARD
                     CLEVELAND, OHIO  44120
                         (216) 991-9600
________________________________________________________________
             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                To Be Held on October 20, 1997
________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Meeting") of PVF Capital Corp. (the
"Company"), will be held at the Cleveland Marriott East, 3663
Park East Drive, Beachwood, Ohio at 10:00 a.m. on Monday,
October 20, 1997.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.  The election of three directors of the Company;

     2.  The ratification of the appointment of KPMG Peat
         Marwick LLP as independent certified public accountants of the Company for the fiscal year ending June 30, 1998; and

     3. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing pro-

posals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of busi-

ness on September 5, 1997, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/ Jeffrey N. Male

                      JEFFREY N. MALE
                      SECRETARY
Cleveland, Ohio
September 19, 1997
________________________________________________________________
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY
THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A
QUORUM.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR
CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED
STATES.
________________________________________________________________

________________________________________________________________
                      PROXY STATEMENT
                           OF
                     PVF CAPITAL CORP.
                2618 N. MORELAND BOULEVARD
                  CLEVELAND, OHIO  44120

              ANNUAL MEETING OF STOCKHOLDERS
                    October 20, 1997
________________________________________________________________

________________________________________________________________
                          GENERAL
________________________________________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PVF Capital
Corp. (the "Company") to be used at the Annual Meeting of Stock-

holders of the Company (the "Meeting") which will be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio on Monday, October 20, 1997, at 10:00 a.m., local time. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about September 19, 1997.
________________________________________________________________
            VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE GIVEN, PROPERLY EXECUTED PROXIES WHICH HAVE NOT BEEN REVOKED WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW AND IN FAVOR OF THE OTHER PROPOSAL SET FORTH IN THIS PROXY STATEMENT FOR CONSIDERATION AT THE MEETING. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Meeting. If any other business is presented at the Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted ("broker no votes") will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Stockholders who execute the form of proxy enclosed herewith retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company at the address above or by filing of a properly executed, later dated proxy. A proxy will not be voted if a stockholder attends the Meeting and votes in person. The presence of a stockholder at the Meeting in itself will not revoke such stockholder's proxy.
________________________________________________________________
      VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________

     The securities which can be voted at the Meeting consist of shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Stockholders of record as of the close of business on September 5, 1997 (the "Record Date") are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 2,590,155 shares of the Common Stock were issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Meeting.

     Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by the Company's directors, by the non-director executive officers of the Company named in the Summary Compensation Table set forth under the caption "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," by all executive officers and directors of the Company as a group and by all persons who have filed the reports required of persons beneficially owning more than 5% of the Common Stock or who were known to the Company to beneficially own more than 5% of the Common Stock outstanding at the Record Date.

                                      AMOUNT AND      PERCENT OF
NAME AND ADDRESS                      NATURE OF       SHARES OF
   OF CERTAIN                         BENEFICIAL     COMMON STOCK
BENEFICIAL OWNERS                     OWNERSHIP(1)   OUTSTANDING
------------------                    ---------      ------------
James W. Male                         197,310 (2)       7.50%
Park View Federal Savings Bank
2618 North Moreland Blvd.
Cleveland, Ohio  44120

NAME OF OTHER DIRECTORS
AND EXECUTIVE OFFICERS:
-----------------------
Robert K. Healey                       98,197 (3)       3.78
John R. Male                          109,971 (4)       4.18
Robert F. Urban                        37,985           1.47
Creighton E. Miller                    18,305 (5)        .70
Stuart D. Neidus                        2,581 (6)        .10
Stanley T. Jaros                        2,750 (7)        .11
C. Keith Swaney                        76,254 (8)       2.90
Jeffrey N. Male                        93,634 (9)       3.61

All Executive Officers and Directors
  as a Group (10 persons)             564,446 (10)     20.54

[FN]
_________________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.
(2) The amount shown includes 7,469 shares of Common Stock owned by Mr. James W. Male's IRA account, 2,291 shares owned by the Company's 401(k) Plan trust, 475 shares owned by Mr. James W. Male's wife, 8,379 shares owned by Mr. James W. Male's wife's IRA account, 86,080 shares held by a trust for the benefit of Mr. James W. Male's wife of which Mr. James W. Male is trustee, 48,760 shares held by a trust for the benefit of James W. Male of which James W. Male is trustee and 41,926 shares which Mr. James W. Male has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(3) The amount shown includes 6,190 shares of Common Stock owned by Mr. Healey's IRA account, 7,496 shares held in a revocable trust for the benefit of Mr. Healey's wife and her family, 37,433 shares held in an irrevocable trust for the benefit Mr. Healey's wife and 7,487 shares which Mr. Healey has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
               (footnotes continued on following page)

(4) The amount shown includes 16,252 shares of Common Stock owned by Mr. John R. Male's IRA account, 3,920 shares owned by the Company's 401(k) Plan trust, 13,816 shares owned by Mr. John
R. Male as custodian for his children under the Uniform Gifts to Minors Act, 6,132 shares owned by John R. Male's wife and 43,774 shares which Mr. John R. Male has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(5) The amount shown includes 7,487 shares which Mr. Miller has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(6) The amount shown includes 53 shares owned by Mr. Neidus' wife.
(7) All shares are owned by Mr. Jaros' IRA account.
(8) The amount shown includes 2,961 shares of Common Stock owned by Mr. Swaney's IRA account, 3,918 shares owned by the Company's 401(k) Plan trust, 1,449 shares owned by Mr. Swaney as custodian for his children under the Uniform Gifts to Minors Act, and 43,510 shares which Mr. Swaney has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(9) The amount shown includes 12,434 shares of Common Stock owned by Mr. Jeffrey N. Male's IRA account, 3,616 shares owned by the Company's 401(k) Plan trust, 1,375 shares owned by Mr. Jeffrey N. Male's wife, 4,617 shares owned by Mr. Jeffrey N. Male's wife's IRA account, 43,902 shares owned by a trust for the benefit of Mr. Jeffrey N. Male of which Mr. Jeffrey N. Male and his wife are co-trustees, 1,375 shares owned by a trust for the benefit of Mr. Jeffrey N. Male's wife of which she and Mr. Jeffrey N. Male are co-trustees, 8,156 shares owned by Mr. Jeffrey N. Male's wife as custodian for their minor children under the Uniform Gifts to Minors Act, 2,805 shares owned by Mr. Jeffrey N. Male as custodian for his minor children under the Uniform Gifts to Minors Act, 4,125 shares owned by Mr. Jeffrey
N. Male's son and 1,232 shares which Mr. Jeffrey N. Male has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(10) The amount shown includes 158,450 shares which all executive officers and directors have the right to acquire pursuant to options exercisable within 60 days of the Record Date.

________________________________________________________________
               PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

     The Company's Board of Directors is composed of six members. The Company's Articles of Incorporation require that, if the Board of Directors consists of seven or eight members, directors be divided into two classes, as nearly equal in number as possible, each class to serve for a two year period and until their successors are elected and qualified, with approximately one-half of the directors elected each year. The Board of Directors has nominated Creighton E. Miller, Stanley T. Jaros and John R. Male, each of whom are currently members of the Board, to serve as directors for a two-year period and until their successors are elected and qualified. Under Ohio law, directors are elected by a plurality of the votes cast at the Meeting, i.e., the nominees receiving the highest number of votes will be elected regardless of whether such votes constitute a majority of the shares represented at the Meeting.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth the names of the Board's nominees for election as directors of the Company and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age, the year he first became a director of the Company or the Company's wholly owned subsidiary, Park View Federal Savings Bank (the "Bank"), and the expiration of his term as a director. All of the individuals were initially appointed as directors of the Company in 1994 in connection with the Company's incorporation, except for Mr. Stuart D. Neidus, who was appointed as a director of the Company and the Bank in 1996, and Mr. Stanley T. Jaros, who was appointed a director of the Company and the Bank in 1997. There are no arrangements or understandings between the Company and any director pursuant to which such person has been elected a director of the Company, and no director is related to any other director or executive officer by blood, marriage or adoption, except that James W. Male, the Chairman of the Board of the Company and the Bank, is the father of John R. Male, the President and a director of the Company and the President and Chief Executive Officer and a director of the Bank, and Jeffrey N. Male, the Vice President and Secretary of the Company and the Senior Vice President in charge of residential lending operations of the Bank. John R. Male is the brother of Jeffrey N. Male.

                         AGE         YEAR FIRST ELECTED          CURRENT
                      AS OF THE      AS DIRECTOR OF THE            TERM
NAME                 RECORD DATE     COMPANY OR THE BANK         TO EXPIRE
----                 -----------     -------------------     ----------------

          BOARD NOMINEES FOR TERMS TO EXPIRE AT THE 1999 ANNUAL MEETING

Creighton E. Miller      74             1978                   1997

John R. Male             49             1981                   1997

Stanley T. Jaros         52             1997                   1997

                           DIRECTORS CONTINUING IN OFFICE

Robert F. Urban          75             1992                   1998

James W. Male            76             1949                   1998

Robert K. Healey         72             1973                   1998

Stuart D. Neidus         46             1996                   1998

     Presented below is certain information concerning the directors of the Company. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     CREIGHTON E. MILLER. Mr. Miller is a partner in the Cleveland law firm of Miller, Stillman & Bartel. He also serves on the Board of Trustees of the Caddie Foundation.

     JOHN R. MALE. Mr. Male has been with the Bank since 1971, where he has held various positions including branch manager, mortgage loan officer, manager of construction lending, savings department administrator and chief lending officer. Mr. Male was named President and Chief Executive Officer of the Bank in 1986 and was named President of the Company upon its organization in 1994. Mr. Male serves in various public service and charitable organizations. He currently serves on the Board of Trustees for Heather Hill, a long-term care hospital in Chardon, Ohio. He has an undergraduate degree from Tufts University and an MBA from Case Western Reserve University.
John R. Male is the son of James W. Male and the brother of Jeffrey N. Male.

     STANLEY T. JAROS. Mr. Jaros is a partner in the law firm of Moriarty & Jaros, P.L.L. He also is a Trustee of the Western
Reserve Historical Society.

     ROBERT F. URBAN. Mr. Urban is retired. He founded Mentor Products, Inc. in 1945 and served as Chairman and Chief Executive Officer until retirement in 1987. He was a founder of Production Machinery, Inc. and has served as a director since 1956. He is a former director of Lake County National Bank, Lake County Federal Savings and Loan Association, St. James Church, Painesville, Ohio and Madison Country Club and a former member of the Board of Trustees of Lake County Hospital Systems.

     JAMES W. MALE. Mr. Male joined the Bank in 1945 and was the President of the Bank from 1955 until 1986. Mr. Male has been Chairman of the Board of the Bank since 1974 and was named Chairman of the Board of the Company upon its organization in 1994. He has served in many public service and charitable organizations including the United Way, the Achievement Center for Children and St. Luke's Hospital. Mr. Male acted as president of the Kenston Board of Education, of which he was a member for 12 years, and has served on numerous savings and loan
industry trade association boards and committees. Mr. Male is a graduate of Ohio University and has a law degree from Cleveland Marshall Law School. He is the father of John R. Male and Jeffrey N. Male.

     ROBERT K. HEALEY. Mr. Healey currently is retired. He had been employed from 1961 to 1990 by Leaseway Transportation Corp. and most recently served as Executive Vice President -- Managed Controlled Transportation. He formerly served on the Boards of Trustees of St. Vincent Charity Hospital, New Direction, Western Reserve Historical Society and the Woodruff Foundation.

     STUART D. NEIDUS. Mr. Neidus has been Executive Vice President and Chief Financial Officer of ESSEF Corporation, a publicly traded Nasdaq company engaged in the design and manufacture of components to move, treat and store water, located in Chardon, Ohio, since September 1996. Prior to that, he served with Premier Industrial Corporation, Cleveland, Ohio, first as Vice President and Treasurer, then as Executive Vice President, from 1992 until the company was acquired in June 1996 by Farnell Electronics plc. Prior to that, Mr. Neidus was employed with KPMG Peat Marwick LLP from 1973 to 1992, where he had been a partner since 1984.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth information with respect to executive officers of the Company who do not serve on the Board of Directors.

                           Age
                        as of the
Name                   Record Date           Title
----                   -----------          ------
C. Keith Swaney         54           Vice President and Treasurer of the
                                     Company and Executive Vice President
                                     and Chief Financial Officer of the Bank

Jeffrey N. Male         48           Vice President and Secretary of the
                                     Company and Senior Vice President of the
                                     Bank

Edward B. Debevec       38           Treasurer of the Bank

Carol S. Porter         44           Secretary of the Bank

     C. KEITH SWANEY. Mr. Swaney joined the Bank in 1962 and has been Executive Vice President and Chief Financial Officer since 1986. He was named Vice President and Treasurer of the Company upon its organization in 1994. He is responsible for all internal operations of the Company and the Bank. Over the years, Mr. Swaney has participated in various charitable organizations. Mr. Swaney attended Youngstown State University and California University in Pennsylvania.

     JEFFREY N. MALE. Mr. Male has served the Bank since 1973. He has served in various capacities including supervisor of the construction loan department, personnel director and manager of the collection, foreclosure and REO departments. Since 1986, Mr. Male has been Senior Vice President in charge of residential lending operations. He was named Vice President and Secretary of the Company upon its organization in 1994. Mr. Male has served in various capacities with public service and charitable organizations, including the Chagrin Valley Jaycees, the Chamber of Commerce and the Neighborhood Housing Services Corporate Loan Committee. Mr. Male is a graduate of Denison University. He is the son of James W. Male and the brother of John R. Male.

     EDWARD B. DEBEVEC. Mr. Debevec has served the Bank since 1984. He has served in various capacities, including supervision of the construction loan department and supervision of the student loan department. He was named Treasurer in 1989. Mr. Debevec is a graduate of John Carroll University and has an MBA from Cleveland State University.

     CAROL S. PORTER. Ms. Porter has served the Bank in various capacities since 1972 and has been the Corporate Secretary since 1980. Since 1989, she also has served as Marketing Director. Ms. Porter graduated from Sweet Briar College and has an MBA from Case Western Reserve University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     The Boards of Directors of the Company and the Bank conduct their business through meetings of the respective Boards and their committees. During the year ended June 30, 1997, the Company's Board of Directors held seven meetings and the Bank's Board of Directors held 14 meetings. No current director attended fewer than 75% of the total aggregate meetings of the Board of Directors and committees on which such Board member served during the year ended June 30, 1997.

     The Board of Directors has an Audit Committee comprising directors Stuart D. Neidus, Robert K. Healey and Stanley T. Jaros. The committee met periodically to examine and approve the audit report prepared by the independent auditors of the Company and its subsidiary, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls and to review and approve the conflict of interest policy. During the year ended June 30, 1997, the Audit Committee met two times.

     In accordance with the Company's Bylaws, the entire Board of Directors acts as the Company's Nominating Committee. The Nominating Committee meets to consider potential nominees. In its deliberations, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of its market area. The Board of Directors of the Company met once as the Nominating Committee during the year ended June 30, 1997. The Company's Articles of Incorporation set forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

     The Compensation Committee consists of directors Stuart D. Neidus, Robert F. Urban and Creighton E. Miller. The Committee evaluates the compensation and fringe benefits of the directors, officers and employees and recommends changes and to monitor and evaluate employee morale. The Compensation Committee did not meet during the year ended June 30, 1997.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

     The Company's executive compensation policies are established by the Compensation Committee of the Board of Directors (the "Committee") composed of three outside directors.
The Committee is responsible for developing the Company's executive compensation policies. The Company's President, under the direction of the Committee, implements the Company's executive compensation policies. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

     . To link executive compensation rewards to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Company's financial condition.

      . To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company's long-term operating results and strategic objectives.

      . To correlate, as closely as possible, executive officers' receipt of compensation with the attainment of specified performance objectives.

      . To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term shareholder value.

      . To attract and retain top performing executive officers for the long-term success of the Company.

      . To facilitate stock ownership through the granting of stock options.

     In furtherance of these objectives, the Committee has determined that there should be three specific components of executive compensation: base salary, a cash bonus plan and a stock option plan designed to provide long-term incentives through the facilitation of stock ownership in the Company.

     Base Salary. The Committee makes recommendations to the Board concerning executive compensation on the basis of surveys of salaries paid to executive officers of other savings bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other
characteristics.   The Committee's objective is to provide for
base salaries that are competitive with those paid by the Company's peers.

     Management Incentive Compensation Plan. The Company maintains a formula-based bonus plan (the "Management Incentive Compensation Plan"), which provides for annual cash incentive compensation based on achievement of a combination of individual and Company performance objectives. Under the Management Incentive Compensation Plan, at the beginning of the year, the Committee establishes target returns on equity ("ROE") and return on assets ("ROA"). The bonuses that would be paid to each employee are determined following the end of the year based on actual ROE and ROA achieved for the year. The Company's
Chairman of the Board, President, Vice President and Treasurer and Vice President and Secretary can receive a maximum bonus equal to 50% of base salary. The Company's other executive officers can receive a maximum bonus equal to 40% of base salary. The actual bonus awarded is determined based on a rating given to each employee reflecting the employee's success in achieving specific individual performance goals established at the beginning of the year.

     Stock Options. The Committee believes that stock options are an important element of compensation because they provide executives with incentives linked to the performance of the Common Stock. The Company awards stock options as a means of providing employees the opportunity to acquire a proprietary interest in the Company and to link

their interests with those of the Company's stockholders.
Options are granted at the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases.

     The Committee has retained an outside consultant to provide assistance in reviewing the Company's executive compensation policies with a view toward improving existing policies. The outside consultant is expected to complete its review during 1997. Depending on the results of the consultant's review and its recommendations, the Committee may make revisions to the Company's executive compensation policies.

Compensation of the President

     The Committee determines the President's compensation on the basis of several factors. In determining Mr. John R. Male's base salary, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated savings banks and non-diversified banks and other financial institutions of similar size. The Committee believes that Mr. Male's base salary is generally competitive with or below the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable.

     Mr. Male received bonus compensation under the Management
Incentive Compensation Plan in fiscal year 1997 based on the Company's ROE and ROA and Mr. Male's achievement of individual performance goals based on the formula set forth above.

     The Committee believes that the Company's executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                   Members of the Compensation Committee



                   Creighton E. Miller
                   Stuart D. Neidus
                   Robert F. Urban

COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph and table which follow show the cumulative total return on the Common Stock during the period from December 30, 1992, the date the Company's subsidiary, Park View Federal Savings Bank (the "Bank"), first issued stock to the public, though June 30, 1997 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq market and (2) the total cumulative return of banking companies traded on the Nasdaq market. The comparison assumes $100 was invested on December 30, 1992 in the Bank's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

    [Line graph appears here depicting the cumulative total stockholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the Nasdaq market and banking companies whose equity securities are traded on the Nasdaq market. Line graph begins at December 30, 1992 and plots the cumulative total stockholder return at June 30, 1993, 1994, 1995, 1996 and 1997.
Plot points are provided below.]


              12/30/92    06/30/93    06/30/94   06/30/95  06/30/96  06/30/97
              ---------------------------------------------------------------
COMPANY       $100.00     $143.20     $165.00     $222.86   $337.65  $503.00
NASDAQ         100.00      103.83      104.83      139.93    179.65   218.46
NASDAQ BANKS   100.00      106.93      121.61      137.35    178.77   279.47


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for fiscal 1997 awarded to or earned by the Company's Chief Executive Officer and other executive officers whose total salary and bonus for fiscal 1997 exceeded $100,000. No other executive officer of the Company or the Bank earned salary and bonus in fiscal 1997 exceeding $100,000 for services rendered in all capacities to the Company and its subsidiaries.

                                                                        Long-Term Compensation
                                                                ------------------------------------
                                                                        Awards              Payouts
                                      Annual Compensation       -----------------------     -------
Name and                     --------------------------------   Restricted    Securities               All
Principal           Fiscal                     Other Annual        Stock      Underlying     LTIP      Other
Position            Year    Salary   Bonus    Compensation(1)     Award(s)    Options(2)   Payouts  Compensation
----------------------------------------------------------------------------------------------------------------

John R. Male        1997   $129,792  $64,896    $  --            $  --        4,620        $   --   $15,709 (3)
President of the    1996    129,792   52,496       --               --           --            --    17,582
Company and         1995    124,800   64,707       --               --           --            --    21,776
Chief Executive
Officer of the Bank

C. Keith Swaney     1997    113,568   56,784       --               --        3,960            --     6,359 (3)
Vice President      1996    113,568   45,800       --               --           --            --    14,077
and Treasurer       1995    109,200   54,600       --               --           --            --    15,524
of the Company and
Executive Vice
President and Chief
Financial Officer
of the Bank

Jeffrey N. Male     1997     91,936   45,968       --               --        3,080            --     5,256 (3)
Vice President and  1996     91,936   37,168       --               --           --            --     7,708
Secretary of the    1995     88,400   44,200       --               --           --            --    11,085
Company and Senior
Vice President of
the Bank

James W. Male       1997     81,120   40,560       --               --           --            --    15,860 (3)
Chairman of the     1996     81,120   31,200       --               --           --            --    11,822
Board of Directors  1995     78,000   37,500       --               --           --            --    13,667
of the Company
and the Bank

______________
(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 1997 did not exceed 10% of the executive officer's salary and bonus.
(2) Adjusted for a 10% stock dividend paid on the Company's Common Stock on September 1, 1997.
(3) Consists of $9,250 and $9,250 in directors' fees paid to John R. Male and James W. Male, respectively $1,118, $1,406 and $836 of premiums on term life and disability insurance policies paid for the benefit of John R. Male, C. Keith Swaney and Jeffrey N. Male, respectively, $2,845, $2,719, $2,652 and $2,301 of matching contributions paid by the Company pursuant to the Company's 401(k) plan for the benefit of John R. Male, C. Keith Swaney, Jeffrey N. Male and James W. Male, respectively, and $2,496, $2,184 and $1,768 in payments made to John R. Male, C. Keith Swaney and Jeffrey N. Male, respectively, pursuant to a plan under which all employees receive annual compensation equal to one week's salary for each year of service above 20 years of service.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options during the year ended June 30, 1997 to the executive officers named in the Summary Compensation Table set forth above.

                                  PERCENT                               POTENTIAL REALIZABLE
                                  OF TOTAL                               VALUE AT ASSUMED
                    NUMBER OF     OPTIONS                              ANNUAL RATES OF STOCK
                    SECURITIES    GRANTED TO                             PRICE APPRECIATION
                    UNDERLYING    EMPLOYEES                             FOR OPTIONS TERM(2)
                     OPTION       IN FISCAL   EXERCISE   EXPIRATION     -------------------
NAME               GRANTED (1)     YEAR       PRICE(1)     DATE          5%           10%
----               -----------    --------    --------   ----------     -----        -----
John R. Male         4,620         19.6%       $13.64     10/31/01      $17,417      $38,485
C. Keith Swaney      3,960         16.8         13.64     10/31/06       33,977       86,090
Jeffrey N. Male      3,080         13.1         13.64     10/31/01       11,612       25,656
James W. Male         --            --            --         --            --           --

_________________
(1) Amounts are adjusted to reflect the 10% stock dividend paid on the Common Stock on September 1, 1997. All options become exercisable at the rate of 20% per year, with the first 20% becoming exercisable on November 1, 1996, the date of grant, and an additional 20% becoming exercisable on each anniversary thereafter.
(2) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock as of the date of grant, November 1, 1996, based on the closing sale price of the Common Stock as quoted on the Nasdaq Small-Cap Market.


     No options were exercised during fiscal year 1997, and no options held by any executive officer of the Company repriced during the past ten full fiscal years.

YEAR-END OPTION VALUES

     The following table sets forth information concerning the value of options held by the Bank's Chief Executive Officer and other officers named in the Summary Compensation Table set forth above at the end of fiscal year 1997.

                    Number of Securities            Value of Unexercised
                    Underlying Unexercised          In-the-Money Options at
                    Options at Fiscal Year-End(1)   Fiscal Year-End (2)
                    ----------------------------    ------------------------
Name                Exercisable/Unexercisable       Exercisable/Unexercisable
----                -------------------------       -------------------------
John R. Male          43,774/2,772                    $556,156 /$7,872
C. Keith Swaney       43,510/2,376                     555,407 /  6,748
Jeffrey N. Male       43,158/1,848                     554,406 /  5,248
James W. Male         41,926/    --                    550,908 /     --

_____________
(1) Adjusted for a 10% stock dividend paid on the Bank's common stock on February 18, 1994, a three-for-two exchange of the Bank's common stock for the Company's Common Stock on October 31, 1994 in connection with the reorganization of the Bank into the holding company form of organization, a 10% stock dividend paid on the Common Stock on August 18, 1995, a 50% stock dividend paid on the Common Stock on August 16, 1996 and a 10% stock dividend paid on the Common Stock on September 1, 1997.
(2) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of underlying Common Stock at June 30, 1997, determined based on $18.125, the last closing bid price prior to June 30, 1997 of the Common Stock on the Nasdaq System Small-Cap Market, adjusted to $16.48 to reflect the effect of the 10% stock dividend paid on the Common Stock on September 1, 1997, and the exercise price of the options.

DIRECTORS' COMPENSATION

     The Bank pays each member of the Board of Directors $500 per month plus $250 per meeting of the Board which the director attends. In addition, directors who are not officers of the Company or the Bank receive fees of $250 per meeting for attendance at meetings of the Audit Committee, Asset Classification Committee and Compensation Committee and $150 per meeting for attending meetings of all other committees of the Board of Directors. No additional fees are paid by the Company for attendance at Board of Directors meetings.

INDEBTEDNESS OF MANAGEMENT

     Under applicable law, the Bank's loans to directors and executive officers must be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions with non-affiliated persons, and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, loans above the greater of $25,000 or 5% of the Bank's capital and surplus (i.e, up to $1.5 million at June 30, 1997) to such persons must be approved in advance by a disinterested majority of the Bank's Board of Directors.

     The Bank has a policy of offering loans to officers and directors and employees in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

CERTAIN BUSINESS RELATIONSHIPS

     Mr. Stanley T. Jaros, a director of the Company who has been nominated for reelection at the Meeting, is a partner with the law firm of Moriarty & Jaros, P.L.L., which performed services for the Company and the Bank during the fiscal year ended June 30, 1997 and proposes to perform services during the fiscal year ending June 30, 1998. Fees paid by the Company and the Bank to Moriarty & Jaros, P.L.L. during the fiscal year ended June 30, 1997 totalled approximately $63,000.
________________________________________________________________
    PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
________________________________________________________________


     The Board of Directors has heretofore renewed the Company's arrangements with KPMG Peat Marwick LLP, independent public accountants, to be its auditors for the 1998 fiscal year, subject to ratification by the Company's stockholders. A representative of KPMG Peat Marwick LLP will be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

     THE APPOINTMENT OF THE AUDITORS MUST BE APPROVED BY A MAJORITY OF THE VOTES CAST BY THE STOCKHOLDERS OF THE COMPANY AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF AUDITORS.
________________________________________________________________
                        OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Meeting. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                       MISCELLANEOUS
________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Bank has retained D.F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for which they will receive a fee of $500.

     The Company's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.
________________________________________________________________
                    STOCKHOLDER PROPOSALS
________________________________________________________________

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 2618 N. Moreland Boulevard, Cleveland, Ohio 44120, no later than May 22, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                        BY ORDER OF THE BOARD OF DIRECTORS

                        /s. Jeffrey N. Male

                        JEFFREY N. MALE
                        SECRETARY
Cleveland, Ohio
September 19, 1997

________________________________________________________________
                  ANNUAL REPORT ON FORM 10-K
________________________________________________________________

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO:
CORPORATE SECRETARY, PVF CAPITAL CORP., 2618 N. MORELAND BOULEVARD, CLEVELAND, OHIO 44120.
________________________________________________________________

                        REVOCABLE PROXY
                        PVF CAPITAL CORP.

________________________________________________________________
                  ANNUAL MEETING OF STOCKHOLDERS
                        October 20, 1997
________________________________________________________________

     The undersigned hereby appoints Robert F. Urban and Stuart
D. Neidus, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of PVF Capital Corp. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio, on Monday, October 20, 1997 at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:

                                                        VOTE
                                            FOR        WITHHELD
                                            ---        --------

1. The election as directors for
   two-year terms of all nominees
   listed below (except as marked
   to the contrary below).                  [  ]        [  ]

     Creighton E. Miller
     John R. Male
     Stanley T. Jaros

INSTRUCTION:  To withhold your vote for any individual nominee, insert that nominee's name on the line provided
              below.
              ___________________________________
[CAPTION]

                                                    FOR    AGAINST   ABSTAIN
                                                    ---    -------   -------


2. Proposal to ratify the appointment of
   KPMG Peat Marwick LLP as independent
   certified public accountants of the Company
   for the fiscal year ending June 30, 1998         [  ]    [  ]      [  ]


    The Board of Directors recommends a vote "FOR" each of the nominees and "FOR" the proposal to ratify the appointment of
KPMG Peat Marwick LLP as independent certified public
accountants of the Company for the fiscal year ending June 30,
1998.
________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR
DIRECTOR LISTED ABOVE AND FOR THE OTHER PROPOSITION STATED.  IF
ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS
PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE
WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS.
AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER
BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.  THIS PROXY
CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE
WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE
NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND
MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.
________________________________________________________________

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Meeting of Stockholders, a proxy statement dated September 19, 1997 and an Annual Report to Stockholders.

Dated: _______________________, 1997


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.

